                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Announces Third-Quarter 2025 Financial Results
CHICAGO, October 22, 2025 - CME Group Inc. (NASDAQ: CME) today reported financial results for the third quarter of 2025.
The company reported revenue of $1.5 billion and operating income of $973 million for the third quarter of 2025. Net income was $908 million and diluted earnings per common share were $2.49. On an adjusted basis, net income was $1.0 billion and diluted earnings per common share were $2.68. Financial results presented on an adjusted basis for the third quarter of 2025 and 2024 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

“Global clients continued relying on CME Group markets across all asset classes as they sought to navigate risk and pursue opportunities amid ongoing uncertainty in Q3,” said Terry Duffy, Chairman and Chief Executive Officer, CME Group. “As a result, we achieved our second-highest third-quarter ADV, as well as adjusted net income and adjusted earnings per share on par with last year’s exceptionally strong Q3 performance. Looking ahead, we remain focused on delivering efficiencies, new products and expanded access for market users, including through our new partnership with FanDuel and 24/7 trading in our cryptocurrency futures and options.”

Clearing and transaction fees revenue for third-quarter 2025 totaled $1.2 billion. The total average rate per contract was $0.702. Market data revenue totaled a record $203 million for third-quarter 2025.
As of September 30, 2025 the company had $2.6 billion in cash (including $200 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company paid dividends during the first nine months of the year of approximately $3.5 billion. The company has returned over $29.5 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of Adjusted Operating Income and Adjusted Net Income and Adjusted Diluted Earnings per Common Share charts at the end of the financial statements.

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CME Group will hold a Q&A conference call to discuss third-quarter 2025 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group's website at investor.cmegroup.com under Events & Presentations. An archived recording will be available for up to two months after the call.

As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, cryptocurrencies, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to manage variable costs relating to CME Group’s transition to the Google Cloud and minimize duplicative costs during the transition between maintaining the on-premise environment and the Google Cloud environment; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes and the related uncertainty thereof, restrictions on our ability to offer CME Group products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third-party providers that our clients and third-parties rely on; our reliance on third-party distribution partners, including independent software vendors (ISVs), Futures Commission Merchants (FCMs), introducing brokers, broker-dealers around the world, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including new and existing geopolitical tensions or conflicts, the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements without failure or degradation of the performance of our trading and clearing systems and meeting our regulatory reporting obligations; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint venture with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services, our primary business and distribution partners’ actions and our partnership with Google Cloud, including our ability to manage the successful implementation of our agreements with Google and our data center partners; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing/fee level and structure and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2025, under the caption "Risk Factors".
# # #

CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$2,446.8	$2,892.4
Marketable securities	123.2	113.2
Accounts receivable, net of allowance	642.9	573.1
Other current assets (includes $6.5 and $6.3 in restricted cash)	546.7	559.4
Performance bonds and guaranty fund contributions	149,041.2	98,895.4
Total current assets	152,800.8	103,033.5
Property, net of accumulated depreciation and amortization	355.2	386.2
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,667.8	2,821.6
Goodwill	10,514.5	10,486.9
Other assets	3,631.0	3,543.5
Total Assets	$187,144.6	$137,447.0
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$74.9	$79.9
Short-term debt	—	749.8
Other current liabilities	471.1	2,588.8
Performance bonds and guaranty fund contributions	149,041.2	98,895.4
Total current liabilities	149,587.2	102,313.9
Long-term debt	3,421.3	2,678.2
Deferred income tax liabilities, net	5,220.1	5,246.8
Other liabilities	725.7	721.2
Total Liabilities	158,954.3	110,960.1
Total CME Group Shareholders’ Equity	28,190.3	26,486.9
Total Liabilities and Equity	$187,144.6	$137,447.0

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Clearing and transaction fees	$1,227.9	$1,297.1	$3,953.2	$3,755.9
Market data and information services	202.5	178.2	595.1	528.6
Other	107.2	109.1	323.6	320.3
Total Revenues	1,537.6	1,584.4	4,871.9	4,604.8
Expenses
Compensation and benefits	237.6	218.8	665.9	629.5
Technology	71.4	66.6	208.0	190.1
Professional fees and outside services	36.7	31.0	102.6	98.8
Amortization of purchased intangibles	56.2	55.7	167.5	166.4
Depreciation and amortization	26.4	28.2	81.0	87.0
Licensing and other fee agreements	81.6	97.6	274.4	271.4
Other	55.1	62.3	162.6	177.2
Total Expenses	565.0	560.2	1,662.0	1,620.4
Operating Income	972.6	1,024.2	3,209.9	2,984.4
Non-Operating Income (Expense)
Investment income	1,548.7	1,026.8	3,959.8	3,142.6
Interest and other borrowing costs	(44.0)	(40.2)	(129.7)	(120.2)
Equity in net earnings of unconsolidated subsidiaries	96.3	86.1	283.5	259.7
Other non-operating income (expense)	(1,396.6)	(920.0)	(3,571.4)	(2,821.7)
Total Non-Operating Income (Expense)	204.4	152.7	542.2	460.4
Income before Income Taxes	1,177.0	1,176.9	3,752.1	3,444.8
Income tax provision	269.0	264.1	862.8	793.6
Net Income	$908.0	$912.8	$2,889.3	$2,651.2
Net Income Attributable to Common Shareholders of CME Group	$896.6	$901.3	$2,853.0	$2,617.8

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.49	$2.51	$7.93	$7.29
Diluted	2.49	2.50	7.92	7.27
Weighted Average Number of Common Shares:
Basic	359,686	359,400	359,653	359,329
Diluted	360,422	359,989	360,330	359,899

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Operating Income
(dollars in millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total Revenues	$1,537.6	$1,584.4	$4,871.9	$4,604.8
Real estate-related (costs) credits	—	0.1	—	(0.9)
Adjusted Total Revenues	$1,537.6	$1,584.5	$4,871.9	$4,603.9

Total Expenses	$565.0	$560.2	$1,662.0	$1,620.4
Restructuring and severance	(6.5)	(6.7)	(9.0)	(10.3)
Deferred compensation(1)	(6.1)	(4.4)	(11.6)	(15.0)
Amortization of purchased intangibles	(56.2)	(55.7)	(167.5)	(166.4)
Strategic transaction-related (costs) credits	(1.2)	—	(4.0)	(0.8)
Real estate-related (costs) credits	(0.7)	0.9	7.4	1.1
Foreign exchange transaction gains (losses)	0.8	(4.3)	(5.1)	(2.2)
Unrealized and realized gains (losses) on assets	—	—	(0.4)	(0.8)
Litigation matters or settlements	(8.5)	(1.2)	(19.4)	(1.2)
Adjusted Total Expenses	$486.6	$488.8	$1,452.4	$1,424.8

Operating Income	$972.6	$1,024.2	$3,209.9	$2,984.4

Adjusted Operating Income	$1,051.0	$1,095.7	$3,419.5	$3,179.1

1. Includes $6.1 million and $11.6 million for a change in our non-qualified deferred compensation liability in the third quarter and first nine months of 2025. This impact does not affect net income and adjusted net income, because the compensation and benefits change has an equal and offsetting change in investment income.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings per Common Share
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$908.0	$912.8	$2,889.3	$2,651.2
Restructuring and severance	6.5	6.7	9.0	10.3
Amortization of purchased intangibles(1)	69.6	69.3	207.2	206.9
Strategic transaction-related costs (credits)(2)	3.7	—	6.5	0.8
Real estate-related costs (credits)(2)	0.7	(1.0)	(7.4)	(2.0)
Foreign exchange transaction (gains) losses	(0.8)	4.3	5.1	2.2
Unrealized and realized (gains) losses on investments	(0.4)	—	6.1	(11.7)
Unrealized and realized (gains) losses on assets	—	—	0.4	0.8
Litigation matters or settlements	8.5	1.2	19.4	1.2
Income tax effect related to above	(18.2)	(16.3)	(49.8)	(41.3)
Other income tax items	0.8	—	(8.1)	1.9
Adjusted Net Income	$978.4	$977.0	$3,077.7	$2,820.3

Adjusted Net Income Attributable to Common Shareholders of CME Group	$966.1	$964.7	$3,039.0	$2,784.8

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.49	$2.51	$7.93	$7.29
Diluted	2.49	2.50	7.92	7.27

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.69	$2.68	$8.45	$7.75
Diluted	2.68	2.68	8.43	7.74

Weighted Average Number of Common Shares:
Basic	359,686	359,400	359,653	359,329
Diluted	360,422	359,989	360,330	359,899
Preferred shares(3)	4,584	4,584	4,584	4,584

1. Includes $11.0 million and $32.4 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.4 million and $7.3 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC in the third quarter and first nine months of 2025. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. The values shown above may differ from what is shown in the Reconciliation of Adjusted Operating Income as that schedule does not include adjustment items or portions of items included in non-operating results.
3. Preferred shares have similar rights as common shares without voting rights.

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025
Trading Days	64	64	61	62	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025
Interest rates	14,881	13,244	15,029	15,472	13,378
Equity indexes	7,407	6,343	7,997	7,661	6,278
Foreign exchange	1,089	969	1,149	1,096	834
Energy	2,571	2,519	2,903	3,082	2,295
Agricultural commodities	1,614	1,755	1,958	1,964	1,712
Metals	728	673	732	943	825
Total	28,289	25,503	29,768	30,217	25,322
Venue
CME Globex	26,199	23,684	27,732	28,097	23,418
Open outcry	1,096	848	881	993	989
Privately negotiated	994	971	1,154	1,127	915
Total	28,289	25,503	29,768	30,217	25,322

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	3Q 2024	4Q 2024	1Q 2025	2Q 2025	3Q 2025
Interest rates	$0.468	$0.485	$0.476	$0.481	$0.487
Equity indexes	0.616	0.658	0.624	0.635	0.652
Foreign exchange	0.744	0.778	0.762	0.772	0.841
Energy	1.246	1.237	1.222	1.138	1.214
Agricultural commodities	1.346	1.359	1.376	1.435	1.423
Metals	1.540	1.530	1.588	1.456	1.505
Average RPC	$0.666	$0.701	$0.686	$0.690	$0.702

1. ADV and RPC includes futures and options on futures only.